Exhibit 99.B(a)(34)

ING EQUITY TRUST

CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST AND
REDESIGNATION OF SERIES

Effective: April 23, 2008

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VIII, Section 8.3, of the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to redesignate one of the existing series of the Trust as follows:

1.  The  “ING Principal Protection Fund VI” is redesignated the “ING Index Plus LargeCap Equity Fund VI.”

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust and Redesignation of Series.

President and Chief Executive Officer
Shaun P. Mathews*

Senior Vice President Chief/Principal Financial Officer and Assistant Secretary
Todd Modic*

Trustee
John V. Boyer*

Trustee
Patricia W. Chadwick*

Trustee
J. Michael Earley*

Trustee
Colleen D. Baldwin*

Trustee
Patrick W. Kenny*

Trustee
Robert W. Crispin*

Trustee
Sheryl K. Pressler*

Trustee
Peter S. Drotch*

Trustee
Roger B. Vincent*

* By:	/s/ Huey P. Falgout, Jr.

Huey P. Falgout, Jr.
Attorney-in-Fact**

**                                  Powers of Attorney for Todd Modic and each Trustee - Filed as an Exhibit to Post-Effective Amendment No. 86 to the Registrant’s Registration Statement filed on Form N-1A on December 3, 2007 and incorporated herein by reference.